EXHIBIT 21





                           RESEARCH INDUSTRIES CORPORATION

                           SUBSIDIARIES OF THE REGISTRANT



  NAME                             STATE OF INCORPORATION


  TERA PHARMACEUTICAL, INC.        CALIFORNIA
  BENCHMARK, INC.                  UTAH